EXHIBIT 99.1

Salary.com™ Reports First Quarter Fiscal 2009 Financial Results

29th consecutive quarter of revenue growth

First quarter revenue increased 28% and bookings increased 33%

over the first quarter of fiscal 2008

WALTHAM, Mass. – July 31, 2008 – Salary.com, Inc. (NASDAQ: SLRY), a leading provider of on-demand compensation and talent management solutions, today announced financial results for its first quarter of fiscal 2009, which ended June 30, 2008. Revenue in the first quarter was $9.6 million, an increase of 28% over the first quarter of fiscal 2008. Bookings were $10.8 million, an increase of 33% over the first quarter of fiscal 2008.

Kent Plunkett, founder and chief executive officer stated, “We were pleased with the company’s performance in the first quarter, which was a solid start to fiscal 2009. First quarter revenue was at the upper end of our guidance, which helped produce a smaller-than-anticipated net loss, and we delivered solid year-over-year growth in bookings. The strategic sales and marketing initiative that we announced last quarter is off to a good start and will complement the broadening of our data-rich product portfolio to drive future bookings and revenue growth. We continue to believe that we are at the early stages of a large market opportunity, and the investments we are making will help to ensure that Salary.com is one of the long-term winners in the overall compensation and talent management market place.”

First Quarter of Fiscal 2009 Financial Summary

•	First quarter of fiscal 2009 revenue of $9.6 million.

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On a GAAP basis, for the first quarter of fiscal 2009, Salary.com reported a net loss of $6.2 million, or ($0.42) per diluted share, compared to a net loss of $1.4 million, or ($0.10) per diluted share, in the first quarter of fiscal 2008.

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On a non-GAAP basis, excluding the impact of stock-based compensation expense and amortization of intangibles, for the first quarter of fiscal 2009, Salary.com reported a net loss of $3.4 million, or ($0.23) per diluted share, compared to a net loss of $0.5 million, or ($0.04) per diluted share, in the first quarter of fiscal 2008.

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Cash and cash equivalents at the end of the first quarter of fiscal 2009 were $34.7 million, compared to $37.7 million at end March 31, 2008, with the decrease primarily due to increased sales and marketing expenditures to fund previously disclosed growth initiatives.

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Current deferred revenue grew to $22.0 million at the end of the first quarter of fiscal 2009, an increase from $20.5 million at the end of fiscal 2008. Total deferred revenue was $23.3 million at the end of the first quarter, an increase from $22.0 million at March 31, 2008.

•	Cash flow from operations was a net outflow of $2.1 million in the first quarter of fiscal 2009 and free cash flow, a non-GAAP measure, was an outflow of $2.5 million.

Bryce Chicoyne, Salary.com’s chief financial officer said, “Our first quarter results reflect solid execution and we are pleased to have met our expectations. At the same time, we are making good progress expanding our sales force and implementing the marketing initiatives that we announced previously, and we continue to anticipate positive long-term results from these efforts.”

Business Highlights

•	Salary.com added approximately 240 new enterprise customers in the first quarter of fiscal 2009.

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New customer additions in the first quarter of fiscal 2009 included Four Seasons Hotels – Canada, Express Scripts, MSC Software, The New York Times Company, Novartis, Teva Pharmaceuticals, and VF Corporation.

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In May 2008, Salary.com announced the formation of a provider alliance with Convergys to offer enhanced compensation outsourced solutions and services to help customers reduce compensation costs and redeploy existing resources to more strategic compensation and talent management initiatives.

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Also in May 2008, Salary.com demonstrated momentum with its CompAnalyst® Canada dataset, with the announcement that several marquee customers chose the product to market price over 650 benchmark jobs. These customers include Stratos Mobile Networks, HRB Management, The Hershey Company, Peter Kiewit Sons, Inc., Omron Canada Inc., Sonoco Products Company, Harry Winston, Credit Union of Central British Columbia and Globe Union Group Inc.

Business Outlook

For the second quarter of fiscal 2009, Salary.com expects total revenue in the range of $10.2 to $10.7 million. Non-GAAP net loss, which excludes non-cash stock-based compensation expenses of approximately $2.2 million and amortization of intangibles of approximately $0.8 million, is expected to be in the range of $3.2 to $3.7 million. GAAP net loss for the second quarter of fiscal 2009 is expected to be in the range of $6.2 to $6.7 million. Weighted average diluted shares for the quarter are estimated to be approximately 15.0 million shares.

Salary.com continues to expect total revenue in fiscal 2009 to be in the range of $45.0 to $49.0 million, and cash flow from operations is expected to be in the range of $0 to $1.0 million. Non-GAAP net loss, which excludes non-cash impact of stock-based compensation expense of approximately $9.0 million and amortization of intangibles of approximately $3.0 million, is expected to be in the range of $10.0 to $13.0 million. On a GAAP basis, net loss for fiscal 2009 is expected to be in the range of $22.0 to $25.0 million. Weighted average diluted shares for the year are estimated to be approximately 15.1 million shares.

Conference call

What:	Salary.com first quarter financial results conference call and webcast
When:	Thursday, July 31, 2008
Time:	5:00 PM ET
Live Call:	(877) 419-6592, domestic (719) 325-4939, international
Replay:	(888) 203-1112, conference ID 6312124, domestic (719) 457-0820, conference ID 6312124, international
Webcast:	http://investor.salary.com/events.cfm (live and replay)

About Salary.com, Inc.

Salary.com is a leading provider of on-demand compensation and talent management solutions helping businesses and individuals manage pay and performance. Salary.com’s highly configurable software applications, proprietary data and consulting services help HR and compensation professionals automate, streamline and optimize critical talent management processes including: market pricing, compensation planning, performance management and succession planning. Built with compensation and competency data at the core, Salary.com solutions provide businesses of all sizes with the most productive and cost-effective way to manage and inspire their most important asset – their people.

For more information, visit www.salary.com.

Safe Harbor Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not achieve GAAP profitability, our ability to expand our customer base and product and service offerings, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, integration and performance of acquired businesses, our ability to hire, retain and motivate our employees and manage our growth, our ability to generate additional revenues from our investments in sales and marketing, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding and general economic factors, as well as those risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission. Salary.com expressly disclaims any obligation to update any forward-looking statements.

(SLRY-F)

Contact:

Media:

Schwartz Communications

Bill Keeler, 781-684-0770

Investors:

Salary.com, Inc.

Bryce Chicoyne, CFO, 781-464-7889

or

Integrated Corporate Relations

Garo Toomajanian, 781-464-7340

EXHIBIT 1

Salary.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	June 30, 2008	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$34,707	$37,727
Accounts receivable, net of allowance for doubtful accounts	5,671	4,734
Prepaid expenses and other current assets	2,012	1,922

Total current assets	42,390	44,383

Property, equipment and software, net	2,294	1,566
Goodwill and intangible assets, net	18,655	19,091
Other assets	1,582	1,169

Total assets	$64,921	$66,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued compensation	$3,485	$4,681
Accrued expenses and other current liabilities	3,340	3,146
Deferred revenue, current portion	21,989	20,523

Total current liabilities	28,814	28,350

Deferred revenue, net of current portion	1,279	1,510
Long term liabilities	688	181

Total liabilities	30,781	30,041

Total stockholders’ equity
Total stockholders’ equity	34,140	36,168

Total liabilities and stockholders’ equity	$64,921	$66,209

EXHIBIT 2

Salary.com, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2008	2007
Revenues:
Subscription revenues	$8,989	$6,758
Advertising revenues	625	781

Total revenues	9,614	7,539

Cost of revenues (1)	3,240	1,622

Gross profit	6,374	5,917

Operating expenses:
Research and development (1)	1,809	882
Sales and marketing (1)	6,490	3,899
General and administrative (1)	3,995	2,927
Amortization of intangible assets	379	135

Total operating expenses	12,673	7,843

Loss from operations	(6,299)	(1,926)

Other income:
Interest income	250	561
Other income (expense)	(27)	—

Total other income	223	561

Loss before provision for income taxes	(6,076)	(1,365)
Provision for income taxes	86	—

Net loss	$(6,162)	$(1,365)

Net loss per share—basic and diluted	$(0.42)	$(0.10)

Weighted average shares outstanding—basic and diluted	14,597	13,358
(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended June 30
	2008	2007
Cost of revenues	$400	$95
Research and development	266	2
Sales and marketing	717	202
General and administrative	604	375

	$1,987	$674

EXHIBIT 3

Salary.com, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Three Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(6,162)	$(1,365)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,017	404
Stock-based compensation	1,987	674
Other non-cash items	55	59
Change in operating assets and liabilities	1,008	1,841

Net cash provided by (used in) operating activities	(2,095)	1,613

Cash flows from investing activities:
Cash paid for acquisition of business	(250)	(10,198)
Cash paid for intangible assets	(30)	(214)
Increase in restricted cash	(372)	—
Purchases of property and equipment	(327)	(116)
Capitalization of software development costs	(45)	(162)

Net cash used in investing activities	(1,024)	(10,690)

Cash flows from financing activities:
Net proceeds from exercise (buyback) of common stock options and warrants	100	(9)

Net cash provided by (used in) financing activities	100	(9)

Effect of exchange rate changes on cash and cash equivalents	(1)	(1)

Decrease in cash and cash equivalents	(3,020)	(9,087)

Cash and cash equivalents, beginning of period	37,727	49,016

Cash and cash equivalents, end of period	$34,707	$39,929

EXHIBIT 4

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, except per share data, unaudited)

	Three Months Ended June 30,
	2008	2007
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:

Loss from operations	$(6,299)	$(1,926)
Amortization of intangible assets	379	135
Amortization of intangible assets (included in cost of revenues)	397	13
Stock-based compensation	1,987	674

Non-GAAP loss from operations	$(3,536)	$(1,104)

Reconciliation of GAAP net loss to non-GAAP net loss:

GAAP net loss	$(6,162)	$(1,365)
Amortization of intangible assets	379	135
Amortization of intangible assets (included in cost of revenues)	397	13
Stock-based compensation	1,987	674

Non-GAAP net loss	$(3,399)	$(543)

Non-GAAP net loss per share	$(0.23)	$(0.04)

Weighted average shares outstanding—basic and diluted	14,597	13,358

Reconciliation of GAAP cash flow from operations to non-GAAP free cash flow:

GAAP cash flow from operations	$(2,095)	$1,613
Purchases of property and equipment	(327)	(116)
Capitalization of software development costs	(45)	(162)

Free cash flow	$(2,467)	$1,335

Calculated Bookings:

Increase in deferred revenue	$1,235	$597
Revenue	9,614	7,539

Calculated bookings	$10,849	$8,136

EXHIBIT #5

SALARY.COM

Reconciliation of Non-GAAP Operating Statement Line Items

(In thousands, unaudited)

	Three months ended June 30, 2008
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Non-GAAP Results
Cost of revenues	$3,240	$(397)	$(400)	$2,443

Research and development expenses	1,809	—	(266)	1,543
Sales and marketing expenses	6,490	—	(717)	5,773
General and administrative expenses	3,995	—	(604)	3,391
Amortization of intangible assets	379	(379)	—	—

Total operating expenses	$12,673	$(379)	$(1,587)	$10,707

	Three months ended June 30, 2007
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Non-GAAP Results
Cost of revenues	$1,622	$(13)	$(95)	$1,514

Research and development expenses	882	—	(2)	880
Sales and marketing expenses	3,899	—	(202)	3,697
General and administrative expenses	2,927	—	(375)	2,552
Amortization of intangible assets	135	(135)	—	—

Total operating expenses	$7,843	$(135)	$(579)	$7,129

	Three months ended March 31, 2008
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Non-GAAP Results
Cost of revenues	$2,516	$(365)	$(288)	$1,863

Research and development expenses	1,464	—	(201)	1,263
Sales and marketing expenses	5,395	—	(504)	4,891
General and administrative expenses	3,355	—	(660)	2,695
Amortization of intangible assets	389	(389)	—	—

Total operating expenses	$10,603	$(389)	$(1,365)	$8,849

The non-GAAP financial measures in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Salary.com’s management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in the press release exclude amortization of intangible assets and stock-based compensation. By excluding these non-cash charges, Salary.com can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of the SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.